UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 24, 2008

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2008, the Company terminated Michael J. Keenan as President of Digirad’s wholly-owned subsidiary, Digirad Imaging Solutions, Inc., effective immediately.

In connection with Mark L. Casner’s resignation as a member of the Board and as the Company’s President and Chief Executive Officer as set forth on the Current Report on Form 8-K filed on October 23, 2008, Mr. Casner has entered into a separation agreement and release (the “Release”) on October 24, 2008. Pursuant to the Release, Mr. Casner will receive payments totaling $251,250 (the “Severance”), at a rate of $27,916.67 per month, less applicable withholding, in accordance with the Company’s regular payroll practices until March 15, 2009, at which time any unpaid portion of the Severance shall be paid to Mr. Casner in a single lump sum, less applicable withholdings. The Release provides that Mr. Casner waives any claims against the Company and releases the Company from any claims arising from Mr. Casner’s employment relationship with the Company and the termination of those relationships, with the exception of Mr. Casner’s continuing rights to indemnification under the terms of the Indemnification Agreement between the Company and Mr. Casner, which remains in full effect. Options to purchase shares of the Company’s common stock held by Mr. Casner ceased to vest on October 20, 2008, the date of his resignation.

In connection with Todd P. Clyde’s appointment as a member of the Board and as the Company’s President and Chief Executive Officer as set forth on the Current Report on Form 8-K filed on October 23, 2008, on October 30, 2008 Mr. Clyde and the Company executed an employment agreement recommended by the Company’s Compensation Committee pursuant to which Mr. Clyde would receive $300,000 in annual salary for his service to the Company and be eligible to receive an annual bonus at the discretion of the Board based upon meeting certain financial and other performance criteria with a target value based on a percentage of annual salary. For 2009, the target value shall be based on 60% of Mr. Clyde’s annual salary. In addition, Mr. Clyde will be issued an option to purchase up to 300,000 shares of common stock pursuant to the Company’s 2004 Stock Incentive Plan (the “Stock Plan”), which option will vest in equal monthly increments over a 4-year period and have a per share exercise price as determined at the date of grant. Such option will vest in full if Mr. Clyde remains employed with the Company for one year following a change in control or corporate transaction (as defined in the Stock Plan). If the Company terminates Mr. Clyde’s employment agreement without cause (as defined in such agreement), Mr. Clyde will be entitled to receive Company-paid health benefits for the succeeding twelve months, plus severance payments in an amount equal to the higher of (i) his current base salary for an additional twelve months or (ii) $300,000 to be paid over twelve months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd P. Clyde
Todd P. Clyde
President, Chief Executive Officer and
Chief Financial Officer

Date: October 30, 2008